Exhibit 11        Statement re Computation of Pro Form Net Income per Share

Pro forma net income per share is calculated as follows:

Nine months ended September 30, 1997:                               Number of         Weighted
                                                           Date        shares          Average
                                                  ---------------------------------------------
Shares outstanding 1/1/97 (1)                            1/1/97    14,417,116       14,417,116
Shares issued                                           8/15/97     2,745,000          464,228
Over-allotment shares issued                             9/5/97       431,250           39,637
                                                  ---------------------------------------------
           Weighted average shares outstanding for the period                       14,920,981

            Net income for the period (thousands)                              $        15,213
                                                                              =================

       Pro forma net income per share (2)                                                    $
                                                                                          1.02
                                                                              =================

Three months ended September 30, 1997:                              Number of         Weighted
                                                           Date        shares          Average
                                                    -------------------------------------------
Shares outstanding 7/1/97 (1)                            7/1/97    14,417,116       14,417,116
Shares issued                                           8/15/97     2,745,000        1,387,583
Over-allotment shares issued                             9/5/97       431,250          118,475
                                                    -------------------------------------------
           Weighted average shares outstanding for the period                       15,923,174

            Net income for the period (thousands)                             $          5,433
                                                                             ==================

       Pro forma net income per share (2)                                    $            0.34
                                                                             ==================

   (1) Assuming 5,193,693 shares issued in conjunction with the consolidation transaction described in Note 2 to the combined and consolidated financial statements had been outstanding for all periods presented.

   (2) There are no dilutive securities for the periods presented.
